Exhibit 99.1

FOR IMMEDIATE RELEASE	Media relations contact:
Charles Coleman, (626) 302-7982

Investor relations contact:
Scott Cunningham, (626) 302-2540

Edison International Reports Third Quarter 2010 Results;

Increases 2010 Earnings Guidance

ROSEMEAD, Calif., Oct. 29, 2010 – Edison International (NYSE: EIX) today reported third quarter 2010 basic earnings of $1.56 per share compared to $1.23 per share in the same quarter last year. Excluding non-core items and discontinued operations, third quarter 2010 core earnings were $1.46 per share compared to $1.09 per share in the third quarter of 2009. The core earnings increase is attributable to higher results at both Southern California Edison (SCE) and Edison Mission Group (EMG).

“Both of our companies delivered solid earnings growth this quarter,” said Theodore F. Craver, Jr., chairman and chief executive officer of Edison International. “Given our strong year-to-date performance, we’ve increased our full-year earnings guidance accordingly,” Craver added. The company raised its 2010 core earnings guidance range from $3.15 to $3.45 per share to $3.45 to $3.60 per share.

Third Quarter Earnings Detail

SCE’s third quarter 2010 basic earnings were $1.21 per share compared to $1.06 per share in the third quarter of 2009. Core earnings were $1.08 per share compared to $0.92 per share in the same quarter last year. The increase in core earnings was primarily due to higher authorized revenue to support rate base growth and higher capitalized financing costs. Non-core items included a $0.13 per share benefit in the third quarter of 2010 from final resolution of interest charges related to a California Franchise Tax Board settlement and a $0.14 per share benefit in the third quarter of 2009 related to transferring a power plant to rate base.

EMG’s third quarter 2010 basic earnings were $0.34 per share compared to $0.19 per share in the third quarter of 2009. Core earnings were $0.37 per share compared to $0.19 per share in the same quarter last year. Core earnings increased due to higher operating revenues from Midwest Generation and Homer City primarily from higher average realized energy prices, higher capacity revenues, and a gain from the sale of bankruptcy claims. Non-core items in the third quarter of 2010 included a $0.03 per share charge related to the California tax settlement and discontinued operations.

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Note: GAAP earnings and losses refer to net income or losses attributable to Edison International throughout this release. Core earnings is a non-GAAP financial measure. See Reconciliation of Core Earnings to GAAP Earnings and Reconciliation of Core Earnings Per Share Guidance to Basic Earnings Per Share Guidance.

Edison International Reports Third Quarter 2010 Financial Results

Edison International parent company and other reported third quarter 2010 earnings of $0.01 per share compared to a $0.02 per share loss in the third quarter of 2009. Earnings in the third quarter of 2010 were mainly due to consolidated income tax benefits.

Year-to-Date Earnings Summary

Edison International reported basic earnings of $3.33 per share for the nine-month period ending September 30, 2010, compared to $1.94 per share for the same period last year. Core earnings for the first nine months of 2010 were $2.90 per share compared to $2.66 per share for the same period in 2009. Non-core items were a $0.43 per share benefit in the 2010 period compared to a $0.72 per share loss in the 2009 period, both primarily related to tax settlements.

Year-to-Date Earnings Detail

SCE’s year-to-date basic earnings through September 30, 2010 were $2.63 per share compared to $3.23 per share in the same period last year. Core earnings for the first nine months of 2010 were $2.45 per share compared to $2.17 per share for the same period in 2009. The increase reflects higher authorized revenue to support rate base growth, lower income tax expense, and higher capitalized financing costs. The year-to-date increase was partially offset by higher operating expenses that continue to reflect the impact of curtailed spending in the prior year period due to the timing of the 2009 general rate case decision. The year-to-date lower tax expense includes a change in method of tax accounting for asset removal costs primarily related to SCE’s infrastructure replacement program. Non-core items in the 2010 period included a $0.30 per share benefit from tax settlements and a $0.12 per share charge related to the tax impact of health care legislation. Non-core items in 2009 included a $0.92 per share benefit from the tax settlement and a $0.14 per share benefit related to transferring a power plant to rate base.

EMG’s year-to-date basic earnings were $0.66 per share compared to a loss of $1.38 per share in the same period last year. Year-to-date core earnings were $0.49 per share compared to $0.55 per share in the 2009 period. EMG’s core earnings were lower primarily from higher plant maintenance costs in 2010 due to scheduled outages at EMG’s merchant power plants, partially offset by higher energy trading revenues. Non-core items included a $0.16 per share benefit from tax settlements and a $0.01 per share benefit from discontinued operations in the 2010 period and a $1.93 per share charge primarily related to lease terminations and the tax settlement in the 2009 period.

Edison International parent company and other reported basic earnings through September 30, 2010 of $0.04 per share compared to basic earnings of $0.09 per share in the same period last year. Core losses were $0.04 per share in the 2010 period and $0.06 per share in the 2009 period, with the improvement due primarily to consolidated income tax benefits.

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Edison International Reports Third Quarter 2010 Financial Results

2010 Earnings Guidance

Edison International increased its 2010 core earnings guidance range from $3.15 to $3.45 per share to $3.45 to $3.60 per share. The company also updated its basic earnings per share guidance to reflect the increase in core guidance and year-to-date non-core items. See the risk disclosure statement on page 4 and the presentation accompanying the company’s conference call for further information.

Reconciliation of 2010 Core Earnings Per Share Guidance to

2010 Basic Earnings Per Share Guidance1

Per Share	August 5, 2010 Earnings Guidance	October 29, 2010 Updated Earnings Guidance
EIX core earnings[1]	$3.15 – $3.45	$3.45 – $3.60
Non-Core Items:
SCE – Tax impact of health care legislation	$(0.12)	$(0.12)
Tax settlements	0.43	0.54
EMG – Earnings from discontinued operations	0.02	0.01

EIX basic earnings	$3.48 – $3.78	$3.88 – $4.03

Midpoint of 2010 core guidance by business element:
SCE	$2.80	$3.00
EMG	0.62	0.62
EIX parent company and other	(0.12)	(0.09)

Total	$3.30	$3.53

1	See Use of Non-GAAP Financial Measures on page 4. Basic earnings per share refer to basic earnings per common share attributable to Edison International common shareholders. The expected impact of participating securities is $(0.01) per share and is included in EIX parent company and other.

About Edison International

Edison International, through its subsidiaries, is a generator and distributor of electric power and an investor in infrastructure and energy assets, including renewable energy. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities, and Edison Mission Group, a competitive power generation business and parent company to Edison Mission Energy and Edison Capital.

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Edison International Reports Third Quarter 2010 Financial Results

Appendix

Use of Non-GAAP Financial Measures, Conference Call Information,

Risk Disclosure Statement and Financial Schedules

Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and earnings per share (EPS) by principal operating subsidiary internally for financial planning and for analysis of performance. We also use core earnings and EPS by principal operating subsidiary when communicating with analysts and investors regarding our earnings results and outlook to facilitate comparisons of the Company’s performance from period to period.

Core earnings is a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings and core earnings per share are defined as GAAP earnings and basic earnings per share excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. GAAP earnings refer to net income attributable to Edison International common shareholders or attributable to the common shareholders of each subsidiary. Core earnings are reconciled to GAAP earnings in the attached tables. EPS by principal operating subsidiary is based on the principal operating subsidiaries’ net income attributable to the common shareholders of each operating subsidiary, respectively, and Edison International’s weighted average outstanding common shares. The impact of participating securities (vested stock options that earn dividend equivalents that may participate in undistributed earnings with common stock) for each principal operating subsidiary is not material to each principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which we refer to as EIX parent company and other. EIX core EPS and core EPS by principal operating subsidiary are reconciled to basic EPS.

Reminder: Edison International Will Hold a Conference Call Today

Today, Edison International will hold a conference call to discuss its third quarter 2010 financial results at 8 a.m. (Pacific Daylight Time). Two-way participation in the telephone call is limited to financial analysts and investors, while all other interested parties are invited to participate in a simultaneous webcast at www.edisoninvestor.com. A presentation accompanying management’s comments on the conference call will be available on the website as well at www.edisoninvestor.com. The domestic call-in number is (800) 369-2198 and the number for international callers is (773) 756-4618. The pass code is “Edison”. In addition to the live simulcast, the webcast will remain posted at www.edisoninvestor.com and telephone replays will be available through November 5, 2010 at the following numbers: (866) 463-4177 for callers in the United States and (203) 369-1385 for international callers. The replay passcode is 80709.

Risk Disclosure Statement

Statements contained in this news release about future performance, including, without limitation, earnings, asset and rate base growth, load growth, capital investments and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s 2009 Form 10-K and other reports filed with the Securities and Exchange Commission and are available on our Web site at www.edisoninvestor.com. These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.

Edison International Reports Third Quarter 2010 Financial Results

Summary Financial Schedules

Third Quarter Basic Earnings Per Share

Per Share (Unaudited)	Quarter Ended September 30,
	2010	2009	Change
SCE	$1.21	$1.06	$0.15
EMG	0.35	0.19	0.16
EIX parent company and other	0.01	(0.02)	0.03

EIX earnings from continuing operations	1.57	1.23	0.34

EIX loss from discontinued operations	(0.01)	—	(0.01)

EIX basic earnings[1]	$1.56	$1.23	$0.33

EIX diluted earnings	$1.56	$1.22	$0.34

1	The impact of participating securities on the per share amounts is included in EIX parent company and other and was zero per share for the quarter ended September 30, 2010 and $(0.01) per share for the quarter ended September 30, 2009.

Third Quarter Reconciliation of Core Earnings Per Share to Basic Earnings Per Share

Per Share (Unaudited)			Quarter Ended September 30,
			2010	2009	Change
Core Earnings[1]
SCE			$1.08	$0.92	$0.16
EMG			0.37	0.19	0.18
EIX parent company and other			0.01	(0.02)	0.03

EIX core earnings			1.46	1.09	0.37

Non-core items
SCE – regulatory items			—	0.14	(0.14)
Overall tax settlement			0.11	—	0.11
	2010	2009

SCE	$0.13	$—
EMG	(0.02)	—
EIX parent company and other	—	—
EMG – discontinued operations			(0.01)	—	(0.01)

Total non-core items			0.10	0.14	(0.04)

EIX basic earnings[1]			$1.56	$1.23	$0.33

1	See Use of Non-GAAP Financial Measures on page 4. The impact of participating securities on the per share amounts is included in EIX parent company and other and was zero per share for the quarter ended September 30, 2010 and $(0.01) per share for the quarter ended September 30, 2009.

Edison International Reports Third Quarter 2010 Financial Results

Third Quarter GAAP Earnings

	Quarter Ended September 30,
(In Millions) (Unaudited)	2010	2009	Change
SCE	$394	$346	$48
EMG	114	61	53
EIX parent company and other	6	(3)	9

EIX earnings from continuing operations	514	404	110
EIX loss from discontinued operations	(4)	(1)	(3)

EIX basic earnings	$510	$403	$107

Third Quarter Reconciliation of Core Earnings to GAAP Earnings

			Quarter Ended September 30,
(In Millions) (Unaudited)			2010	2009	Change
Core Earnings[1]
SCE			$352	$300	$52
EMG			120	61	59
EIX parent company and other			5	(3)	8

EIX core earnings			477	358	119

Non-core items
SCE – regulatory items			—	46	(46)
Overall tax settlement			37	—	37
	2010	2009

SCE	$42	$—
EMG	(6)	—
EIX parent company and other	1	—
EMG – discontinued operations			(4)	(1)	(3)

Total non-core items			33	45	(12)

EIX basic earnings			$510	$403	$107

1	See Use of Non-GAAP Financial Measures on page 4.

Edison International Reports Third Quarter 2010 Financial Results

Year-to-Date Basic Earnings Per Share

	Year-to-Date September 30,
Per Share (Unaudited)	2010	2009	Change
SCE	$2.63	$3.23	$(0.60)
EMG	0.65	(1.37)	2.02
EIX parent company and other	0.04	0.09	(0.05)

EIX earnings from continuing operations	3.32	1.95	1.37

EIX earnings (loss) from discontinued operations	0.01	(0.01)	0.02

EIX basic earnings[1]	$3.33	$1.94	$1.39

EIX diluted earnings	$3.31	$1.94	$1.37

1	The impact of participating securities is included in EIX parent company and other and was $(0.01) per share for the year-to-date period ended September 30, 2010 and $(0.01) per share for the year-to-date period ended September 30, 2009.

Year-to-Date Reconciliation of Core Earnings Per Share to Basic Earnings Per Share

			Year-to-date September 30,
Per Share (Unaudited)			2010	2009	Change
Core Earnings[1]
SCE			$2.45	$2.17	$0.28
EMG			0.49	0.55	(0.06)
EIX parent company and other			(0.04)	(0.06)	0.02

EIX core earnings			2.90	2.66	0.24

Non-core items
SCE – tax impacts of health care legislation			(0.12)	—	(0.12)
SCE – regulatory items			—	0.14	(0.14)
Overall tax settlement			0.54	(0.85)	1.39
	2010	2009

SCE	$0.30	$0.92
EMG	0.16	(1.92)
EIX parent company and other	0.08	0.15
EMG – discontinued operations			0.01	(0.01)	0.02

Total non-core items			0.43	(0.72)	1.15

EIX basic earnings[1]			$3.33	$1.94	$1.39

1	See Use of Non-GAAP Financial Measures on page 4. The impact of participating securities is included in EIX parent company and other and was $(0.01) per share for the year-to-date period ended September 30, 2010 and $(0.01) per share for year-to-date period ended September 30, 2009.

Edison International Reports Third Quarter 2010 Financial Results

Year-to-Date GAAP Earnings

	Year-to-Date September 30,
(In Millions) (Unaudited)	2010	2009	Change
SCE	$858	$1,053	$(195)
EMG	210	(445)	655
EIX parent company and other	18	34	(16)

EIX earnings from continuing operations	1,086	642	444
EIX earnings (loss) from discontinued operations	4	(5)	9

EIX basic earnings	$1,090	$637	$453

Year-to-Date Reconciliation of Core Earnings to GAAP Earnings

			Year-to-Date September 30,
(In Millions) (Unaudited)			2010	2009	Change
Core Earnings[1]
SCE			$802	$707	$95
EMG			158	179	(21)
EIX parent company and other			(10)	(16)	6

EIX core earnings			950	870	80

Non-core items
SCE – tax impacts of health care legislation			(39)	—	(39)
SCE – regulatory items			—	46	(46)
Overall tax settlement			175	(274)	449
	2010	2009

SCE	$95	$300
EMG	52	(624)
EIX parent company and other	28	50
EMG – discontinued operations			4	(5)	9

Total non-core items			140	(233)	373

EIX basic earnings			$1,090	$637	$453

1	See Use of Non-GAAP Financial Measures on page 4.

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Edison International Reports Third Quarter 2010 Financial Results

Consolidated Statements of Income	Edison International

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per-share amounts)	2010	2009	2010	2009
	(Unaudited)
Electric utility	$3,097	$3,068	$7,502	$7,529
Competitive power generation	691	596	1,838	1,781

Total operating revenue	3,788	3,664	9,340	9,310

Fuel	328	406	877	1,120
Purchased power	1,118	1,032	2,337	2,155
Operation and maintenance	1,102	1,093	3,285	3,136
Depreciation, decommissioning and amortization	378	365	1,127	1,053
Lease terminations and other	—	—	2	888

Total operating expenses	2,926	2,896	7,628	8,352

Operating income	862	768	1,712	958
Interest and dividend income	4	2	27	29
Equity in income from partnerships and unconsolidated subsidiaries – net	62	35	101	34
Other income	33	74	103	131
Interest expense – net of amounts capitalized	(175)	(187)	(518)	(556)
Other expenses	(12)	(16)	(39)	(41)

Income from continuing operations before income taxes	774	676	1,386	555
Income tax expense (benefit)	247	232	261	(169)

Income from continuing operations	527	444	1,125	724
Income (loss) from discontinued operations – net of tax	(4)	(1)	4	(5)

Net income	523	443	1,129	719
Less: Net income attributable to noncontrolling interests	13	40	39	82

Net income attributable to Edison International common shareholders	$510	$403	$1,090	$637

Amounts attributable to Edison International common shareholders:
Income from continuing operations, net of tax	$514	$404	$1,086	$642
Income (loss) from discontinued operations, net of tax	(4)	(1)	4	(5)

Net income attributable to Edison International common shareholders	$510	$403	$1,090	$637

Basic earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding	326	326	326	326
Continuing operations	$1.57	$1.23	$3.32	$1.95
Discontinued operations	(0.01)	—	0.01	(0.01)

Total	$1.56	$1.23	$3.33	$1.94

Diluted earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	328	329	328	328
Continuing operations	$1.57	$1.22	$3.30	$1.95
Discontinued operations	(0.01)	—	0.01	(0.01)

Total	$1.56	$1.22	$3.31	$1.94

Dividends declared per common share	$0.315	$0.310	$0.945	$0.930

Edison International Reports Third Quarter 2010 Financial Results

Consolidated Balance Sheets	Edison International

(in millions)	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Cash and equivalents	$2,009	$1,673
Short-term investments	4	10
Receivables, less allowances of $59 and $53 for uncollectible accounts at respective dates	1,075	1,017
Accrued unbilled revenue	612	347
Inventory	547	533
Derivative assets	174	357
Restricted cash	15	69
Margin and collateral deposits	91	125
Regulatory assets	404	120
Other current assets	110	179

Total current assets	5,041	4,430

Competitive power generation and other property – less accumulated depreciation of $1,794 and $2,231 at respective dates	5,265	5,147
Nuclear decommissioning trusts	3,347	3,140
Investments in partnerships and unconsolidated subsidiaries	581	216
Other investments	251	251

Total investments and other assets	9,444	8,754

Utility plant, at original cost:
Transmission and distribution	23,747	22,214
Generation	2,731	2,667
Accumulated depreciation	(6,097)	(5,921)
Construction work in progress	3,020	2,701
Nuclear fuel, at amortized cost	340	305

Total utility plant	23,741	21,966

Derivative assets	266	268
Restricted deposits	44	43
Rent payments in excess of levelized rent expense under plant operating leases	1,186	1,038
Regulatory assets	5,227	4,139
Other long-term assets	617	806

Total long-term assets	7,340	6,294

Total assets	$45,566	$41,444

Edison International Reports Third Quarter 2010 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts)	September 30, 2010	December 31, 2009
	(Unaudited)
LIABILITIES AND EQUITY
Short-term debt	$98	$85
Current portion of long-term debt	43	377
Accounts payable	1,228	1,347
Accrued taxes	163	186
Accrued interest	200	196
Customer deposits	224	238
Derivative liabilities	231	107
Regulatory liabilities	804	367
Other current liabilities	896	884

Total current liabilities	3,887	3,787

Long-term debt	12,117	10,437

Deferred income taxes	4,896	4,334
Deferred investment tax credits	103	102
Customer advances	114	119
Derivative liabilities	1,330	529
Pensions and benefits	2,143	2,061
Asset retirement obligations	3,372	3,241
Regulatory liabilities	3,663	3,328
Other deferred credits and other long-term liabilities	2,395	2,500

Total deferred credits and other liabilities	18,016	16,214

Total liabilities	34,020	30,438

Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at each date)	2,325	2,304
Accumulated other comprehensive income	26	37
Retained earnings	8,283	7,500

Total Edison International’s common shareholders’ equity	10,634	9,841
Noncontrolling interests	5	258
Preferred and preference stock of utility not subject to mandatory redemption	907	907

Total equity	11,546	11,006

Total liabilities and equity	$45,566	$41,444

Edison International Reports Third Quarter 2010 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Nine Months Ended September 30,
	2010	2009
	(Unaudited)
Cash flows from operating activities:
Net income	$1,129	$719
Less: Income (loss) from discontinued operations	4	(5)

Income from continuing operations	1,125	724
Adjustments to reconcile to net cash provided by operating activities:
Depreciation, decommissioning and amortization	1,127	1,053
Regulatory impacts of net nuclear decommissioning trust earnings (reflected in accumulated depreciation)	106	133
Other amortization	90	95
Lease terminations and other	2	888
Stock-based compensation	20	17
Equity in income from partnerships and unconsolidated subsidiaries – net	(101)	(34)
Distributions and dividends from unconsolidated entities	76	5
Deferred income taxes and investment tax credits	414	(1,322)
Income from leveraged leases	(3)	(13)
Changes in operating assets and liabilities:
Receivables	(184)	(154)
Inventory	(27)	4
Restricted cash	53	(148)
Margin and collateral deposits – net of collateral received	32	(99)
Other current assets	(244)	(65)
Rent payments in excess of levelized rent expense	(148)	(161)
Accounts payable	28	267
Accrued taxes	(23)	(318)
Other current liabilities	(129)	9
Derivative assets and liabilities – net	1,079	(414)
Regulatory assets and liabilities – net	(530)	951
Proceeds from U.S. Treasury grants	92	—
Other assets	(42)	(136)
Other liabilities	(67)	835
Operating cash flows from discontinued operations	4	(5)

Net cash provided by operating activities	2,750	2,112

Cash flows from financing activities:
Long-term debt issued	1,652	939
Long-term debt issuance costs	(35)	(25)
Long-term debt repaid	(371)	(566)
Bonds repurchased	—	(219)
Short-term debt financing – net	13	(2,058)
Settlements of stock-based compensation – net	(7)	4
Cash contributions from noncontrolling interests	—	2
Dividends and distributions to noncontrolling interests	(39)	(88)
Dividends paid	(308)	(303)

Net cash provided (used) by financing activities	$905	$(2,314)

Edison International Reports Third Quarter 2010 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Nine Months Ended September 30,
(in millions)	2010	2009
	(Unaudited)
Cash flows from investing activities:
Capital expenditures	$(3,129)	$(2,287)
Purchase of interest in acquired companies	(4)	(7)
Proceeds from termination of leases	—	1,420
Proceeds from sale of nuclear decommissioning trust investments	903	1,814
Purchases of nuclear decommissioning trust investments and other	(1,036)	(1,977)
Proceeds from partnerships and unconsolidated subsidiaries, net of investment	35	10
Maturities and sale of short-term investments	7	3
Purchases of short-term investments	(1)	(1)
Investments in other assets	(3)	(278)
Effect of consolidation and deconsolidation of variable interest entities	(91)	—

Net cash used by investing activities	(3,319)	(1,303)

Net increase (decrease) in cash and equivalents	336	(1,505)
Cash and equivalents, beginning of period	1,673	3,916

Cash and equivalents, end of period	$2,009	$2,411